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                                                                  Exhibit 10.176


                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT ("Agreement") is made as of the 12th day of April, 2001, by and between Insurance Auto Auctions, Inc., an Illinois corporation (the "Company" or "IAA") and Donald J. Comis ("Consultant").

         WHEREAS, Consultant has unique experience and knowledge of the operations of the Company;

         WHEREAS, IAA desires to obtain the benefits of Consultant's experience and know-how in connection with the operations of the Company, and accordingly, IAA has offered to engage Consultant to render consulting and advisory services to IAA on the terms and conditions hereinafter set forth;

         WHEREAS, Consultant desires to accept such engagement upon such terms and conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IAA and Consultant agree as follows:

         SECTION 1. CONSULTING TERMS AND DUTIES. Upon the terms and conditions set forth herein, IAA hereby retains and engages Consultant as an independent contractor, and Consultant hereby accepts such retention and engagement as an independent contractor and agrees, to render such advisory and consulting services to IAA with respect to matters pertaining to the Company's operations as shall be specified from time to time by IAA's executive officers having principal responsibility for the operations and any other matters in which Consultant's experience and knowledge could prove beneficial to the Company.

         SECTION 2. TERM. The term of Consultant's retention and engagement by Company under this Agreement shall commence on April 9, 2001 and shall continue through and expire on April 8, 2002 (the "Term").

         SECTION 3. COMPENSATION.

                  (a) Availability and Fees. During the Term, Consultant agrees to be available for consulting up to the maximum number of hours as set forth below. In consideration for the availability of Consultant hereunder and the services rendered pursuant to the Agreement, IAA will pay Consultant the amount listed in the table below in such equal periodic payments as the Company generally pays its employees, but in no event less frequently than monthly.

                                    Consulting                     Monthly
        Period                   Hours Per Month                Consulting Fee
 04/09/01 - 04/08/02                 ten (10)                     $12,083.33

                  (b) Reimbursement of Expenses. Company shall reimburse Consultant for those reasonable and necessary out-of-pocket expenses which have been approved by IAA prior to their incurrence and which have been incurred by Consultant in connection with the rendering of services hereunder. Any reimbursement to be made by IAA pursuant to this Section 3(b) shall be made following submission to IAA by Consultant of reasonable documentation of the expenses incurred.

         SECTION 4. RESTRICTIVE COVENANTS.

         4.1      NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

                  (a) Consultant recognizes and acknowledges that certain knowledge and information which it has acquired or developed relating to the Company including, but not limited to (i) any information pertaining to the finances, business, planning, operations, services, potential services, products, potential products, technical information and/or know-how, computer software, formulas, production, purchasing, marketing, sales, personnel, customers, brokers, suppliers, or other information of IAA; (ii) any papers, data, records processes, methods, techniques, systems, models, samples, devices, equipment, compilations, invoices, customer lists, or documents of IAA; (iii) any confidential information or trade secrets of any third party provided to IAA in confidence or subject to other use or disclosure restrictions or limitations; and (iv) any other information, written, oral, or electronic, whether existing now or at some time in the future, whether pertaining to current or future developments, and whether previously accessed during your tenure with IAA or to be accessed during your future employment with IAA, which pertains to IAA's affairs or interests or with whom or how IAA does business (hereinafter collectively referred to as "Confidential Information") are the valuable property of Company and shall be held by Consultant in confidence and trust for the sole benefit of Company.

                  (b) Consultant agrees not to use, disclose, divulge or publish, without the prior written consent of IAA, at any time during the term hereof or thereafter, any Confidential Information. Provided, however, that Confidential Information shall not include (a) information which is known to the public or is generally known within the industry of businesses comparable to the Company (other than as a result of Consultant's violation of this covenant) or
(b) information which Consultant is required to disclose pursuant to law or order of a court having jurisdiction over Consultant (provided that Consultant offers IAA an opportunity to obtain an appropriate protective order or administrative relief against disclosure of such Confidential Information).


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                  (c)      All memoranda, notes, lists, records and other
documents or papers (and all copies thereof), including such items stored in computer memories, or microfiche or by any other means, made or compiled by or on behalf of Consultant in connection with the rendering by Consultant of consulting services hereunder, or made available by Purchaser to Consultant relating to the Company, are and shall be IAA's property and shall be delivered to IAA promptly on the request of IAA.

         4.2      NON-COMPETITION.

                  (a) Except for the Permitted Activity (defined below), for a period commencing on the date hereof and terminating at the end of the Term of this Agreement (the "Restricted Period"), the Consultant, unless acting in accordance with the Company's prior written consent (which consent may be given by any duly authorized officer of the Company) shall not, anywhere in the United States ("Restricted Territory") directly or indirectly, own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, principal, agent, representative, consultant, investor, owner, partner, manager, joint venturer or similar affiliation with, any business or enterprise engaged in the Business; provided, however, the Consultant may own, directly or indirectly, securities of any person having a class of securities
(a) registered under the Securities Exchange Act of 1934 and (b) publicly traded, if the Consultant is not a controlling person of, or a member of a group which controls, such person and the Consultant does not, directly or indirectly own more than two percent (2%) of any class of securities of such person (the "Permitted Activity"). "Business" shall mean the business of towing, processing, appraising, auctioning and selling, and processing claims with respect to damaged, abandoned, repossessed, total loss and recovered theft automobiles, trucks, motorcycles, boats, trailers, motor houses and other types of vehicles.

                  (b) Employees. During the Restricted Period, Consultant shall not, directly or indirectly, (i) solicit for employment and/or hire or offer employment to any individual who is or was an employee of the Company and who becomes an employee of the Company or its subsidiaries at any time during the Restricted Period, or (ii) encourage any such individual to terminate his or her relationship with the Company or its subsidiaries.

                  (c) Customers. During the Restricted Period, the Consultant shall not solicit any person who is or was a customer or client of the Company, or its subsidiaries and who becomes a customer or client of the Company or its subsidiaries at any time during the Restricted Period, for the purpose of (i) engaging in, or assisting any person or entity in engaging in, the Business, or (ii) soliciting or encouraging any customer, client of the Company, or its subsidiaries to terminate or otherwise alter his, hers or its relationship or prospective relationship with the Company or its subsidiaries.

         4.3 RIGHTS AND REMEDIES UPON BREACH. If Consultant breaches, or threatens to commit a breach of, any of the provisions of Section 4.1 or 4.2 (the "Restrictive Covenants"), IAA shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the


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Restrictive Covenants would cause irreparable injury to IAA and that money damages would not provide an adequate remedy to IAA. IAA shall also have any other rights and remedies available to it under law or in equity.

         4.4 SEVERABILITY OF COVENANTS. Consultant acknowledges and agrees that the Restrictive Covenants are reasonable and valid in scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Nondisclosure Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

         SECTION 5. MISCELLANEOUS.

                  (a) Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (with a copy also sent by another means herein provided for), sent by certified, registered or express mail, postage prepaid or sent by reputable air courier. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission) and delivery by another permitted means or, if mailed, five days after the date of deposit in the United States mail or, if sent by courier, two days after the date of deposit with such courier, addressed as follows:

         if to Company, to:
                  Insurance Auto Auctions, Inc.
                  850 E. Algonquin Road
                  Schaumburg, IL  60173
                  Attention:  General Counsel
                  Telecopy:  (847) 839-3939

         with a copy to:
                  Katten Muchin & Zavis
                  525 W. Monroe Street, Suite 1600
                  Chicago, Illinois  60661
                  Attention: David J. Kaufman
                  Telecopy:         (312) 902-1061


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         if to Consultant, to:

                  _____________________________________________
                  _____________________________________________
                  _____________________________________________
                  Telecopy: ___________________________________

         with a copy to:

                  _____________________________________________
                  _____________________________________________
                  _____________________________________________
                  Attention: __________________________________
                  Telecopy: ___________________________________

         Any party may change its address for notice hereunder by notice to the other party hereto given in accordance herewith.

                  (b) Assignability. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party.

                  (c) Governing Law. The parties agree that this Agreement shall be construed and governed in accordance with the internal laws of the State of Illinois, without giving effect to principles of conflicts of laws.

                  (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

                  (e) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (f) Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto with respect to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between parties, written or oral, relating to the subject matter of this Agreement. This Agreement may be amended, superseded, cancelled, renewed, or extended and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

                  (g) Waivers. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any


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right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  (h) Headings. The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

                  (i) Definitions of "Person". As used herein, the term "Person" shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or any political subdivision thereof.


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         IN WITNESS WHEREOF, IAA and Consultant have signed this Agreement as of the day and year written above.

                                                  INSURANCE AUTO AUCTIONS, INC.:


                                                  /s/ Thomas C. O'Brien
                                                  ------------------------------
                                                  By: Thomas C. O'Brien
                                                  Its:  President and CEO

                                                        /s/ Donald J. Comis
                                                  ------------------------------
                                                  Donald J. Comis


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